AMENDMENT EIGHT

TO THE

FUND ACCOUNTING AGREEMENT

This AMENDMENT EIGHT (the “Amendment”) amends that certain FUND ACCOUNTING AGREEMENT, dated November 10, 2017, by and among Hartford Funds Management Company, LLC, and each of Hartford Funds Exchange-Traded Trust and Lattice Strategies Trust (collectively, the “Trusts”) (the “Agreement”), on behalf of their respective series listed on Schedule A (each a “Fund”), and is effective as of November 8, 2022 (the “Effective Date”).

WHEREAS, each of the series listed on Schedule A to the Agreement is a separate series of the Trusts having separate assets and liabilities; and

WHEREAS, the parties hereto desire to amend and restate the Schedule A to reflect adding a new Fund, Hartford Disciplined US Equity ETF, as set forth below and as previously approved by the Boards of Trustees (“Board”);

NOW, THEREFORE, in consideration of the promises and covenants contained herein, it is agreed among the parties hereto as follows:

1.	Schedule A of the Agreement is hereby deleted and replaced with the Amended and Restated Schedule A attached to this Amendment.

2.	The changes to the Agreement reflected in the Amendment shall become effective as of the Effective Date reflected in this Amendment.

3.	All other provisions of the Agreement remain in full force and effect.

4.	Except as amended by this Amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Board.

5.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the Effective Date first above written.

HARTFORD FUNDS EXCHANGE-TRADED TRUST

By:	/s/ David A. Naab
David A. Naab
Vice President and Treasurer

LATTICE STRATEGIES TRUST

By:	/s/ David A. Naab
David A. Naab
Vice President and Treasurer

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By:	/s/ Gregory A. Frost
Gregory A. Frost
Chief Financial Officer

AMENDED AND RESTATED SCHEDULE A

To the Fund Accounting Agreement

This Amended and Restated Schedule A to that certain Fund Accounting Agreement dated November 10, 2017, is effective as of November 8, 2022.

HARTFORD FUNDS EXCHANGE-TRADED TRUST

Hartford Core Bond ETF

Hartford Large Cap Growth ETF

Hartford Municipal Opportunities ETF

Hartford Schroders Commodity Strategy ETF

Hartford Schroders ESG US Equity ETF

Hartford Schroders Tax-Aware Bond ETF

Hartford Short Duration ETF

Hartford Sustainable Income ETF

Hartford Total Return Bond ETF

LATTICE STRATEGIES TRUST

Hartford Disciplined US Equity ETF

Hartford Longevity Economy ETF

Hartford Multifactor Developed Markets (ex-US) ETF

Hartford Multifactor Diversified International ETF

Hartford Multifactor Emerging Markets ETF

Hartford Multifactor Small Cap ETF

Hartford Multifactor US Equity ETF